Exhibit 99.2

IMMEDIATE RELEASE	Contact: Dennis G. Moore
FOR:	Senior Vice President
Chief Financial Officer
(856) 532-6603

6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS ANNOUNCES FILING OF AMENDED 10-Q WITH NO

CHANGES TO FINANCIAL STATEMENTS OR NOTES

PENNSAUKEN, N.J., April 28, 2016 (GLOBE NEWSWIRE) -- J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that it is filing an amended Form 10-Q for the period ended March 26, 2016 as a result of the inadvertent filing of its March 26, 2016 10-Q on April 25, 2016 prior to the interim financial statements being reviewed by its independent registered public accounting firm. The amendment is being filed now that the interim review is complete. Except for changes made to Item 4. Controls and Procedures and the filing of the independent registered public accounting firm’s review report and Exhibit 15, the information contained in the filing on April 25, 2016 has not been changed or updated by this filing.  The financial statements and the related notes have not changed.

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, BAVARIAN BAKERY and other soft pretzels, ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S, PHILLY SWIRL, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, CALIFORNIA CHURROS and TIO PEPE’S churros, PATIO Burritos and other handheld sandwiches, THE FUNNEL CAKE FACTORY funnel cakes, and several cookie brands within COUNTRY HOME BAKERS.  For more information, please visit us at www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company